Exhibit 1.1

ADAPTIMMUNE THERAPEUTICS PLC

(a public limited company organized under the laws of England and Wales)

7,000,000 American Depositary Shares

Representing an Aggregate of

42,000,000 Ordinary Shares

PURCHASE AGREEMENT

Dated:  April 5, 2017

ADAPTIMMUNE THERAPEUTICS PLC

(a public limited company organized under the laws of England and Wales)

7,000,000 American Depositary Shares

Representing an Aggregate of

42,000,000 Ordinary Shares

PURCHASE AGREEMENT

April 5, 2017

Matrix Capital Management Master Fund, LP

1000 Winter Street

Suite 4500

Waltham, MA 02451

Ladies and Gentlemen:

Adaptimmune Therapeutics plc, a public limited company organized under the laws of England and Wales (the “Company”), confirms its agreement with Matrix Capital Management Master Fund, LP (the “Purchaser”), with respect to the issuance and sale by the Company and the purchase by the Purchaser of 7,000,000 American Depositary Shares of the Company (“ADSs”), each ADS representing 6 new ordinary shares, par value £0.001 per share, of the Company (“Ordinary Shares”).  The new Ordinary Shares represented by the ADSs are herein called the “Shares.”

The ADSs will be evidenced by American depositary receipts (the “ADRs”) to be issued pursuant to a deposit agreement dated May 11, 2015 by and among the Company, Citibank, N.A., as depositary (the “Depositary”), and the holders from time to time of the ADRs evidencing ADSs issued thereunder (the “Deposit Agreement”).

The Company has filed with the Securities and Exchange Commission (the “Commission”) a shelf registration statement on Form S-3 (No. 333-212713), covering the public offering and sale of certain securities, including the Shares, under the Securities Act of 1933, as amended (the “1933 Act”), and the rules and regulations promulgated thereunder (the “1933 Act Regulations”), which shelf registration statement has been declared effective by the Commission. Such registration statement, as of any time, means such registration statement as amended by any post-effective amendments thereto to such time, including the exhibits and any schedules thereto at such time, the documents incorporated by reference therein at such time pursuant to Item 12 of Form S-3 under the 1933 Act and the documents otherwise deemed to be a part thereof as of such time pursuant to Rule 430B under the 1933 Act Regulations (“Rule 430B”), is referred to herein as the “Registration Statement;” provided, however, that the “Registration Statement” without reference to a time means such registration statement as amended by any post-effective amendments thereto as of the time of the first contract of sale for the Shares, which time shall be considered the “new effective date” of such registration statement with respect to the Shares within the meaning of paragraph (f)(2) of Rule 430B, including the exhibits and schedules thereto as of such time, the documents incorporated or deemed incorporated by reference therein at such time pursuant to Item 12 of Form S-3 under the 1933 Act and the documents otherwise deemed to be a part thereof as of such time pursuant to Rule 430B. Each preliminary prospectus used in connection with the offering of the Shares, if any, including the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act, are collectively referred to herein as a “preliminary prospectus.” Promptly after execution and delivery of this Agreement, the Company will prepare and file a final prospectus relating to the Shares in accordance with the provisions of Rule 424(b) under the 1933 Act Regulations (“Rule 424(b)”). Any registration statement filed pursuant to Rule 462(b) of the 1933 Act Regulations is herein called the “Rule 462(b) Registration Statement” and, after such filing, the term “Registration Statement” shall include the Rule 462(b) Registration Statement. The final prospectus, in the form first furnished to the Purchaser, including the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act, are collectively referred to herein as the “Prospectus.” For purposes of this Agreement, all references to the Registration Statement, any preliminary prospectus, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”).

As used in this Agreement:

“Applicable Time” means 8:00 A.M., New York City time, on April 5, 2017 or such other time as agreed by the Company and the Purchaser.

“General Disclosure Package” means any Issuer General Use Free Writing Prospectuses issued at or prior to the Applicable Time, the most recent preliminary prospectus that is distributed to the Purchaser prior to the Applicable Time and the information included on Schedule B-1 hereto, all considered together.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 of the 1933 Act Regulations (“Rule 433”), including without limitation any “free writing prospectus” (as defined in Rule 405 of the 1933 Act Regulations (“Rule 405”)) relating to the Shares that is (i) required to be filed with the Commission by the Company, (ii) a “road show that is a written communication” within the meaning of Rule 433(d)(8)(i), whether or not required to be filed with the Commission, or (iii) exempt from filing with the Commission pursuant to Rule 433(d)(5)(i) because it contains a description of the Shares or of the offering that does not reflect the final terms, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g).

“Issuer General Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors (other than a “bona fide electronic road show,” as defined in Rule 433 (the “Bona Fide Electronic Road Show”)), as evidenced by its being specified in Schedule B hereto.

“Issuer Limited Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not an Issuer General Use Free Writing Prospectus.

SECTION 1.                            Representations and Warranties.

(a)                                 Representations and Warranties by the Company.  The Company represents and warrants to the Purchaser as of the date hereof, the Applicable Time, the Closing Time (as defined below) and any Date of Delivery (as defined below), and agrees with the Purchaser, as follows:

(i)                                     Registration Statement and Prospectuses.  The Company meets the requirements for use of Form S-3 under the 1933 Act. Each of the Registration Statement and any post-

effective amendment thereto has become effective under the 1933 Act.  No stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto has been issued under the 1933 Act, no order preventing or suspending the use of any preliminary prospectus or the Prospectus has been issued and no proceedings for any of those purposes have been instituted or are pending or, to the Company’s knowledge, contemplated.  The Company has complied with each request (if any) from the Commission for additional information.

Each of the Registration Statement and any post-effective amendment thereto, at the time of its effectiveness and at each deemed effective date with respect to the Purchaser pursuant to Rule 430B(f)(2) under the 1933 Act Regulations, complied in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations.  Each preliminary prospectus, the Prospectus and any amendment or supplement thereto, at the time each was filed with the Commission, complied in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations.  Each preliminary prospectus and the Prospectus delivered to the Purchaser in connection with this offering was or will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

The documents incorporated or deemed to be incorporated by reference in the Registration Statement, any preliminary prospectus and the Prospectus, when they became effective or at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the Securities Exchange Act of 1934, as amended (the “1934 Act”) and the rules and regulations of the Commission under the 1934 Act (the “1934 Act Regulations”).

(ii)                                  Accurate Disclosure.  Neither the Registration Statement nor any amendment thereto, at its effective time, at the Closing Time or at any Date of Delivery, contained, contains or will contain an untrue statement of a material fact or omitted, omits or will omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.  As of the Applicable Time, none of (A) the General Disclosure Package and (B) any individual Issuer Limited Use Free Writing Prospectus, when considered together with the General Disclosure Package, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  Neither the Prospectus nor any amendment or supplement thereto (including any prospectus wrapper), as of its date, at the time of any filing with the Commission pursuant to Rule 424(b), at the Closing Time or at any Date of Delivery, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  The documents incorporated or deemed to be incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, at the time the Registration Statement became effective or when such documents incorporated by reference were filed with the Commission, as the case may be, when read together with the other information in the Registration Statement, the General Disclosure Package or the Prospectus, as the case may be, did not and will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

(iii)                               Form F-6. Registration statements on Form F-6 (File Nos. 333-203642 and 333-212714) with respect to the ADSs have (i) been prepared by the Company in conformity with the requirements of the 1933 Act and the rules and regulations thereunder, (ii) been filed with the Commission under the 1933 Act, and (iii) become effective under the 1933 Act. As used in this

Agreement, “ADS Registration Statements” means such registration statements, as amended at the time each became effective under the 1933 Act, including all exhibits thereto. The Commission has not issued any order suspending the effectiveness of the ADS Registration Statements, and no proceeding for that purpose has been instituted or, to the Company’s knowledge, threatened by the Commission. The ADS Registration Statements, at the time each became effective under the 1933 Act, (i) conformed in all respects to the requirements of the 1933 Act and the rules and regulations thereunder and (ii) and did not, as of the applicable effective date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

(iv)                              Company Not Ineligible Issuer. The Company currently is not an “ineligible issuer,” as defined in Rule 405 of the rules and regulations of the Commission. The Company agrees to notify the Purchaser promptly upon the Company becoming an “ineligible issuer.”

(v)                                 Emerging Growth Company. The Company is an “emerging growth company,” as defined in Section 2(a) of the 1933 Act. The Company agrees to notify the Purchaser promptly upon the Company ceasing to be an emerging growth company.

(vi)                              Good Standing of the Company.  The Company has been duly organized and is validly existing in good standing under the laws of England and Wales (to the extent such concepts are applicable in England and Wales) and has corporate or similar power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus and to enter into and perform its obligations under this Agreement and the Deposit Agreement; and the Company is duly qualified to transact business and is in good standing in each other jurisdiction in which such qualification is required (to the extent such concepts are applicable in such jurisdictions), whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.

(vii)                           Good Standing of Subsidiaries.  Each subsidiary of the Company has been duly organized and is validly existing in good standing under the laws of the jurisdiction of its incorporation or organization (to the extent such concepts are applicable in such jurisdictions), has corporate or similar power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which such qualification is required (to the extent such concepts are applicable in such jurisdictions), whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or to be in good standing would not, individually or in the aggregate, result in a Material Adverse Effect.  All of the issued and outstanding shares in the Company’s capital or similar ownership interests of each of the Company’s subsidiaries has been duly authorized and validly issued and is fully paid and is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity.  None of the issued shares in the capital  of any subsidiary were issued in violation of the preemptive or similar rights of any securityholder of such subsidiary.  The only subsidiaries of the Company are Adaptimmune Limited (incorporated in England and Wales) and Adaptimmune LLC (incorporated in Delaware).

(viii)                        Capitalization.  The issued shares in the capital of the Company have been duly authorized and validly issued and are fully paid.  None of the issued shares in the capital of the Company were issued in violation of the preemptive or other similar rights of any securityholder of the Company.  The Ordinary Shares may be issued to the Depositary against issuance of ADRs evidencing ADSs; the ADSs, when issued and delivered against payment therefor, will be freely transferable by the Purchaser; and there are no legal restrictions on subsequent transfers of the ADSs under the laws of England or the United States except as described in the Registration Statement, the General Disclosure Package and the Prospectus under the captions “Description of Share Capital” and “Description of American Depositary Shares”.

(ix)                              Authorization of this Agreement.  This Agreement has been duly authorized, executed and delivered by, and is a valid and binding agreement of, the Company.

(x)                                 Authorization of the Deposit Agreement. The Deposit Agreement was duly authorized and constitutes a valid and legally binding agreement of the Company, enforceable in accordance with its terms, subject, as to enforceability, to bankruptcy, insolvency, reorganization and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles; upon issuance by the Depositary of ADRs evidencing ADSs and the deposit of Ordinary Shares in respect thereof in accordance with the provisions of the Deposit Agreement, such ADSs will be duly and validly issued and the persons in whose names the ADSs are registered will be entitled to the rights specified therein and in the Deposit Agreement; and the Deposit Agreement and the ADRs and ADSs conform in all material respects to the descriptions thereof contained in the Registration Statement, the General Disclosure Package and the Prospectus.

(xi)                              Authorization and Description of Shares.  The Shares to be purchased by the Purchaser from the Company have been duly authorized for issuance and sale to the Purchaser pursuant to this Agreement and, when issued and delivered by the Company pursuant to this Agreement against payment of the consideration set forth herein, will be validly issued and fully paid; and the issuance of the Shares is not subject to the preemptive or other similar rights of any securityholder of the Company.  The Shares conform in all material respects to all statements relating thereto contained in the Registration Statement, the General Disclosure Package and the Prospectus and such description conforms in all material respects to the rights set forth in the instruments defining the same.

(xii)                           Absence of Violations, Defaults and Conflicts.  Neither the Company nor any of its subsidiaries is (A) in violation of its charter, by-laws or equivalent organizational document, (B) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound or to which any of the properties or assets of the Company or any subsidiary is subject (collectively, “Agreements and Instruments”), except for such defaults that would not, singly or in the aggregate, result in a Material Adverse Effect, or (C) in violation of any law, statute, rule, regulation, judgment, order, writ or decree of any arbitrator, court, governmental body, regulatory body, administrative agency or other authority, body or agency having jurisdiction over the Company or any of its subsidiaries or any of their respective properties, assets or operations (each, a “Governmental Entity”), except for such violations that would not, singly or in the aggregate, result in a Material Adverse Effect.  The execution, delivery and performance of this Agreement and the Deposit Agreement and the consummation of the transactions contemplated herein and therein and in the Registration Statement, the General Disclosure Package and the Prospectus (including the issuance and sale of the Shares and the use of the proceeds from the sale of the Shares as described therein under the caption “Use of Proceeds”) and compliance by the Company with its obligations hereunder have been duly authorized by all necessary corporate action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any properties or assets of the Company or any subsidiary pursuant to, the Agreements and Instruments (except for such conflicts, breaches, defaults or Repayment Events or liens, charges or encumbrances that would not, singly or in the aggregate, result in a Material Adverse Effect), nor will such action result in any violation of the provisions of the charter, by-laws or equivalent organizational document of the Company or any of its subsidiaries or any law, statute, rule, regulation, judgment, order, writ or decree of any Governmental Entity.  As used herein, a “Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of its subsidiaries.

(xiii)                        Listing of the ADSs. The Company is subject to and in compliance in all material respects with the reporting requirements of Section 13 or Section 15(d) of the 1934 Act.  The ADSs are registered pursuant to Section 12(b) or Section 12(g) of the 1934 Act and are listed on the Nasdaq Global Select Market, and the Company has taken no action designed to, or reasonably likely to have the effect of, terminating the registration of the ADSs under the 1934 Act or delisting the ADSs from the Exchange, nor has the Company received any notification that the Commission or the Nasdaq Global Select Market is contemplating terminating such registration or listing.

(xiv)                       Foreign Corrupt Practices Act.  None of the Company, any of its subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee, affiliate or other person acting on behalf of the Company or any of its subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons, when acting on behalf of the Company or its subsidiaries, of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA and the Company and, to the knowledge of the Company, its affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(xv)                          Money Laundering Laws.  The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the applicable money laundering statutes of all relevant jurisdictions, the rules and regulations thereunder and any related or similar applicable rules, regulations or guidelines, issued, administered or enforced by any Governmental Entity (collectively, the “Money Laundering Laws”); and no action, suit or proceeding by or before any Governmental Entity involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

(xvi)                       OFAC.  None of the Company, any of its subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee, affiliate or  representative of the Company or any of its subsidiaries is an individual or entity (“Person”) currently the subject or target of any sanctions administered or enforced by the United States Government, including, without limitation, the U.S. Department of the Treasury’s Office of Foreign Assets Control (“OFAC”),

the United Nations Security Council (“UNSC”), the European Union, Her Majesty’s Treasury (“HMT”), or other relevant sanctions authority (collectively, “Sanctions”), nor is the Company located, organized or resident in a country or territory that is the subject of comprehensive territorial Sanctions; and the Company will not directly or indirectly use the proceeds of the sale of the Shares, or lend, contribute or otherwise make available such proceeds to any subsidiaries, joint venture partners or other Person, to fund any activities of or business with any Person, or in any country or territory, that, at the time of such funding, is the subject of  Sanctions or in any other manner that will result in a violation by any Person (including any Person participating in the transaction) of Sanctions.

(xvii)                    No Immunity.  Neither the Company nor any of its subsidiaries nor any of its or their properties or assets has any immunity from the jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution or otherwise) under the laws of England and Wales.  Upon execution and delivery, this Purchase Agreement will be in proper legal form under the laws of England and Wales for the enforcement hereof against the Company, and to ensure the legality, validity, enforceability, priority or admissibility in evidence of this Purchase Agreement, it is not necessary that this Purchase Agreement or any other document related hereto be filed, registered or recorded with or executed or notarized before any governmental or regulatory authority or agency of the U.K.

(xviii)                 Stamp and Other Transfer Taxes. Other than as set forth in the Registration Statement, the General Disclosure Package and the Prospectus, under the laws of the United Kingdom, no stamp duty or other issuance or transfer tax or duty is or will be payable by or on behalf of the Purchaser in connection with (A) the deposit by the Company of the Ordinary Shares in accordance with the terms of the Deposit Agreement against the issuance of ADSs or ADRs evidencing the ADSs; (B) the issuance by the Depositary of the ADSs or ADRs evidencing the ADSs in accordance with the terms of the Deposit Agreement; (C) the sale, issuance or delivery of the ADSs or ADRs evidencing the ADSs to the Purchaser; or (D) the execution and delivery of this Agreement or the Deposit Agreement.

(xix)                       Choice of Law. The choice of the laws of the State of New York as the governing law of this Agreement is a valid choice of law under the laws of the jurisdiction of organization of the Company, and courts in this jurisdiction will honor this choice of law. The Company has the power to submit, and pursuant to this Agreement, has validly and irrevocably submitted, to the personal jurisdiction of the Specified Courts (as defined in Section 10 hereof) in any suit, action or proceeding against it arising out of or related to this Agreement, or with respect to its obligations, liabilities or any other matter arising out of or in connection with the sale of the Shares, and has validly and irrevocably waived any objection to the venue of a proceeding in any such court, and the Company has the power to designate, appoint and empower, and pursuant to this Agreement, has validly appointed the authorized agent named in Section 10 hereof, and service of process effected in the manner set forth in Section 10 hereof will be effective to confer valid personal jurisdiction over the Company.

(b)                                 Representations and Warranties by the Purchaser.  The Purchaser represents and warrants to the Company as of the date hereof, the Applicable Time, the Closing Time (as defined below) and any Date of Delivery (as defined below), and agrees with the Company, as follows:

(i)                                     Sophisticated Investor; Institutional Accredited Investor.  The Purchaser (i) is knowledgeable, sophisticated and experienced in making, and is qualified to make decisions with respect to, investments in securities presenting an investment decision like that involved in the purchase of the Shares, including investments in securities issued by the Company and investments in comparable companies, (ii) is an “accredited investor” as defined in Rule 501 of the 1933 Act that is an institutional investor, and (ii) in connection with its decision to purchase such securities, has received (or otherwise had made available to it by the filing by the Company of an electronic version thereof with the Commission) prior to or in connection with the receipt of this Agreement, and is relying only upon the General Disclosure Package (including the documents incorporated by reference therein) in making its decision to purchase the Shares.

(ii)                                  Authorization of this Agreement; Enforceability. The Purchaser has full right, power, authority and capacity to enter into this Agreement and to consummate the transactions contemplated hereby and has taken all necessary action to authorize the execution, delivery and performance of this Agreement, and this Agreement constitutes a valid and binding obligation of the Purchaser enforceable against the Purchaser in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ and contracting parties’ rights generally and except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(iii)                               No Distribution.  The Shares to be purchased by the Purchaser hereunder will be acquired for the Purchaser’s own account, not as nominee or agent, and not with a view to the resale or distribution of any part thereof in violation of the 1933 Act, and the Purchaser has no present intention of selling, granting any participation in, or otherwise distributing the same in violation of the 1933 Act without prejudice, however, to the Purchaser’s right at all times to sell or otherwise dispose of all or any part of such Purchaser’s securities in compliance with applicable federal and state securities laws.

(iv)                              No Legal, Tax or Investment Advice.  The Purchaser understands that nothing in this Agreement, the Prospectus, the General Disclosure Package or any other materials presented to the Purchaser in connection with the purchase and sale of the Shares constitutes legal, tax or investment advice. The Purchaser has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of the Shares.

(v)                                 Transactions in Company Securities.  Since the date on which the Company or its agents first contacted the Purchaser about the sale of the securities contemplated by this Agreement, the Purchaser has not directly or indirectly, nor has any person acting on behalf of or pursuant to any understanding with the Purchaser, disclosed any information regarding the offering to any third parties (other than its legal, accounting and other advisors) or engaged in any transactions in the securities of the Company (including, without limitations, any short sales (as defined in Rule 200(a) of Regulation SHO) involving the Company’s securities). The Purchaser covenants that neither it nor any person acting on its behalf or pursuant to any understanding with it will engage in any transactions in the securities of the Company (including short sales) prior to the time that the transactions contemplated by this Agreement are publicly disclosed.

SECTION 2.                            Sale and Delivery to the Purchaser; Closing.

(a)                                 On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company agrees to issue and sell to the Purchaser, and the Purchaser agrees to purchase from the Company, 7 million ADSs at the price of $6.00 per ADS.

(b)                                 Payment.  Payment of the purchase price for, and delivery of certificates or security entitlements for, the ADSs shall be made at the offices of Mayer Brown LLP, 1221 Avenue of the Americas, New York, NY 10020, or at such other place as shall be agreed upon by the Purchaser and the

Company, at 9:00 A.M. (New York City time) on the third (fourth, if the pricing occurs after 4:30 P.M. (New York City time) on any given day) business day after the date hereof (such time and date of payment and delivery being herein called “Closing Time”). Delivery of the ADSs at the Closing Time shall be made through the facilities of DTC unless the Purchaser and the Company otherwise agree.

Payment shall be made to the Company by wire transfer of immediately available funds to a bank account designated by the Company against delivery to the Purchaser of certificates or security entitlements for the Shares to be purchased by the Purchaser.  The Company undertakes to apply such funds forthwith upon receipt in paying up in full the nominal value of, and any premium payable on, the relevant number of Shares being sold to the Purchaser pursuant to this Agreement.

SECTION 3.                            Covenants of the Company.  The Company covenants with the Purchaser as follows:

(a)                                 Compliance with Securities Regulations and Commission Requests.  The Company will comply with the requirements of Rule 430B, and will notify the Purchaser promptly, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement shall become effective or any amendment or supplement to the Prospectus shall have been filed, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus, including any document incorporated by reference therein or for additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment or of any order preventing or suspending the use of any preliminary prospectus or the Prospectus, or of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes or of any examination pursuant to Section 8(d) or 8(e) of the 1933 Act concerning the Registration Statement and (v) if the Company becomes the subject of a proceeding under Section 8A of the 1933 Act in connection with the offering of the Shares.  The Company will effect all filings required under Rule 424(b), in the manner and within the time period required by Rule 424(b) (without reliance on Rule 424(b)(8)), and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus.  The Company will make every reasonable effort to prevent the issuance of any stop order, prevention or suspension and, if any such order is issued, to obtain the lifting thereof at the earliest possible moment.  The Company has paid or shall pay the required Commission filing fees relating to the Shares in accordance with Rule 456(a) and 457(o) under the 1933 Act Regulations.

(b)                                 Listing.  The Company will use its best efforts to effect and maintain the listing of the ADSs on the Nasdaq Global Select Market.

(c)                                  Deposit of Shares. The Company agrees, at or prior to the Closing Time, to facilitate the issue of the Ordinary Shares being purchased by the Purchaser in the form of ADSs pursuant to this Agreement to the custodian for the Depositary in accordance with the provisions of the Deposit Agreement and otherwise to comply with the Deposit Agreement so that ADSs will be issued by the Depositary against receipt of such Ordinary Shares and delivered to the Purchaser at the Closing Time.

(d)                                 Filings with Companies House. The Company will make the appropriate filings with Companies House in England in relation to allotment of the Ordinary Shares being purchased by the Purchaser in the form of ADSs pursuant to this Agreement.

SECTION 4.                            Payment of Expenses.

Expenses.  Each of the Company and the Purchaser will pay for all of their out-of-pocket costs and expenses including the fees of expenses of external counsel, accountants and advisors (if any).

SECTION 5.                            Conditions of the Purchaser’s Obligations.  The obligations of the Purchaser hereunder are subject to the accuracy of the representations and warranties of the Company contained herein or in certificates of any officer of the Company or any of its subsidiaries delivered pursuant to the provisions hereof, to the performance by the Company of its covenants and other obligations hereunder, and to the following further conditions:

(a)                                 Effectiveness of Registration Statement; Rule 430B Information.  The Registration Statement, including any Rule 462(b) Registration Statement, has become effective and, at the Closing Time, no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto has been issued under the 1933 Act, no order preventing or suspending the use of any preliminary prospectus or the Prospectus has been issued and no proceedings for any of those purposes have been instituted or are pending or, to the Company’s knowledge, contemplated; and the Company has complied with each request (if any) from the Commission for additional information.  A prospectus containing any information deemed to be a part thereof pursuant to Rule 430B shall have been filed with the Commission in the manner and within the time frame required by Rule 424(b) without reliance on Rule 424(b)(8) or a post-effective amendment providing such information shall have been filed with, and declared effective by, the Commission in accordance with the requirements of Rule 430B. The Company shall have paid the required Commission filing fees relating to the Shares in accordance with Rules 456(a) and 457(o) under the 1933 Act Regulations.

(b)                                 Opinion of Counsel for Company.  At the Closing Time, the Purchaser shall have received the favorable opinion, dated the Closing Time, of (i) Mayer Brown LLP, U.S. counsel for the Company, in form and substance satisfactory to counsel for the Purchaser to the effect set forth in Exhibit A-1 hereto; (ii) Mayer Brown International LLP, counsel for the Company as to certain matters of English law, in form and substance satisfactory to counsel for the Purchaser to the effect set forth in Exhibit A-2 hereto.

(c)                            Approval of Listing.  At the Closing Time, the Shares shall have been approved for listing on the Nasdaq Global Select Market, subject only to official notice of issuance.

(d)                                 Allotment of Shares.  The Ordinary Shares underlying the ADSs to be issued at the Closing Time or Date of Delivery (as applicable) have been allotted conditional only on receipt by the Company of payment of the purchase price for the relevant Shares.

(e)                                  Deposit of Shares. The Ordinary Shares underlying the ADS to be sold by the Company will, at the Closing Time, be deposited with the Depositary in accordance with the provisions of the Deposit Agreement and otherwise comply with the Deposit Agreement so that ADSs representing such Ordinary Shares will be issued by the Depositary against receipt of such Ordinary Shares. The Depositary shall have furnished or caused to be furnished to the Purchaser at the Closing Time certificates satisfactory to the Purchaser evidencing the deposit with it of the Ordinary Shares underlying the ADSs being so deposited against issuance of the ADSs to be delivered by the Company at the Closing Time, and the issuance and delivery of such ADSs pursuant to and in accordance with the Deposit Agreement.

(f)                                   Effective Deposit Agreement. The Deposit Agreement shall be in full force and effect.

SECTION 6.                            Notices.  All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication.  Notices to the Purchaser shall be directed to Matrix Capital Management, L.P., 1000 Winter Street, Suite 4500, Waltham, MA 02451, attention of Karan Takhar and John Kaleba (facsimile: 781-890-4573); notices to the Company shall be directed to it at 101 Park Drive, Milton Park, Abingdon, Oxfordshire, OX14 4RY United Kingdom, attention of James J. Noble, Chief Executive Officer (facsimile: 44 1235 430001) with a copy to Mayer Brown LLP, 1221 Avenue of the Americas, New York, New York 10020-1001, attention of David S. Bakst (facsimile: (212) 849-5551) with and a copy to Mayer Brown International LLP, 201 Bishopsgate, London EC2M 3AF, United Kingdom (facsimile: 44 20 3130 3001), attention: Richard Smith.

SECTION 7.                            Parties.  This Agreement shall each inure to the benefit of and be binding upon the Purchaser and the Company and their respective successors.  Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Purchaser and the Company and their respective successors, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained.  This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Purchaser and the Company and their respective successors and for the benefit of no other person, firm or corporation.

SECTION 8.                            Trial by Jury.  The Company (on its behalf and, to the extent permitted by applicable law, on behalf of its affiliates) and the Purchaser hereby irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

SECTION 9.                            GOVERNING LAW.  THIS AGREEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF, THE STATE OF NEW YORK WITHOUT REGARD TO ITS CHOICE OF LAW PROVISIONS.

SECTION 10.                     Consent to Jurisdiction; Waiver of Immunity. Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby (“Related Proceedings”) shall be instituted in (i) the federal courts of the United States of America located in the City and County of New York, Borough of Manhattan or (ii) the courts of the State of New York located in the City and County of New York, Borough of Manhattan (collectively, the “Specified Courts”), and each party irrevocably submits to the exclusive jurisdiction (except for proceedings instituted in regard to the enforcement of a judgment of any such court (a “Related Judgment”), as to which such jurisdiction is non-exclusive) of such courts in any such suit, action or proceeding.  Service of any process, summons, notice or document by mail to such party’s address set forth above shall be effective service of process for any suit, action or other proceeding brought in any such court.  The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit, action or other proceeding brought in any such court has been brought in an inconvenient forum.  Each party not located in the United States irrevocably appoints Adaptimmune LLC as its agent to receive service of process or other legal summons for purposes of any such suit, action or proceeding that may be instituted in any state or federal court in the City and County of New York. With respect to any Related Proceeding, each party irrevocably waives, to the fullest extent permitted by applicable law, all immunity (whether on the basis of sovereignty or otherwise) from jurisdiction, service of process, attachment (both before and after judgment) and execution to which it might otherwise be entitled in the Specified Courts, and with respect to any Related Judgment, each party waives any such immunity in the Specified Courts or any other court of competent jurisdiction, and will not raise or claim or cause to be pleaded any such immunity at or in respect of any such Related Proceeding or Related

Judgment, including, without limitation, any immunity pursuant to the United States Foreign Sovereign Immunities Act of 1976, as amended.

SECTION 11.                     TIME. TIME SHALL BE OF THE ESSENCE OF THIS AGREEMENT. EXCEPT AS OTHERWISE SET FORTH HEREIN, SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

SECTION 12.                     Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

SECTION 13.                     Effect of Headings.  The Section headings herein are for convenience only and shall not affect the construction hereof.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the Purchaser and the Company in accordance with its terms.

Very truly yours,

ADAPTIMMUNE THERAPEUTICS PLC

By	/s/ James Noble
Title: Chief Executive Officer

CONFIRMED AND ACCEPTED,
as of the date first above written:

MATRIX CAPITAL MANAGEMENT MASTER FUND, LP

By	/s/ David E. Goel
Authorized Signatory

SCHEDULE B

Free Writing Prospectuses

None

Sch B-1

Exhibit A-1

FORM OF OPINION OF COMPANY’S U.S. COUNSEL
TO BE DELIVERED PURSUANT TO SECTION 5(b)

(i)                                     assuming that each of the Purchase Agreement and the Deposit Agreement have been duly authorized, executed and delivered by the Company under the laws of England and Wales, each such agreement has been duly executed and delivered by the Company insofar as New York law applies to such execution and delivery;

(ii)                                  assuming the Deposit Agreement has been duly authorized by the Company in accordance with the laws of England and Wales and assuming due authorization, execution and delivery by the Depositary, the Deposit Agreement constitutes a valid and binding obligation of the Company, enforceable in accordance with its terms (subject as to enforceability, to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally from time to time in effect and to general principles of equity regardless of whether enforceability is considered in a proceeding in equity or at law; except to the extent that rights to indemnity may be limited by United States federal or state securities laws or public policy);

(iii)                               assuming the underlying securities have been duly and validly authorized and issued, are fully paid and non-assessable, are not subject to any preemptive or similar rights and that the underlying securities have been duly deposited in accordance with the laws of England and Wales, upon the issuance by the Depositary of the ADSs against the deposit of the underlying securities and, if applicable, the ADRs evidencing such ADSs in accordance with the Deposit Agreement and due execution by one of the Depositary’s authorized officers, such ADSs will be duly and validly issued and will entitle the persons in whose names such ADSs are registered to the rights specified therein, in the Deposit Agreement and, if applicable, in the ADRs evidencing such ADSs;

(iv)                              the Company and each subsidiary is duly qualified as a foreign corporation to transact business and each U.S. subsidiary is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect;

(v)                                 the Registration Statement, the F-6 Registration Statements, the General Disclosure Package and the Prospectus, and each amendment or supplement to the Registration Statement, the F-6 Registration Statements, the General Disclosure Package and the Prospectus, as of their respective effective or issue dates (except for the financial statements and supporting schedules included therein or omitted therefrom, as to which we express no opinion) appear on their face to be appropriately responsive in all material respects to the requirements of the 1933 Act and the 1933 Act Regulations;

(vi)                              to our knowledge, except as described in the Registration Statement, the General Disclosure Package and the Prospectus, there is not pending or threatened any action, suit, proceeding, inquiry or investigation, to which the Company or any subsidiary is a party, or to

A-1-1

which the property of the Company or any subsidiary is subject, before or brought by any Governmental Entity, which, if determined adversely to the Company or such subsidiary, would reasonably be expected to result in a Material Adverse Effect, or which would reasonably be expected to materially and adversely affect the consummation of the transactions contemplated in the Purchase Agreement or the Deposit Agreement, or the performance by the Company of its obligations thereunder;

(vii)                           to our knowledge, after inquiry of officers of the Company and based solely on such inquiry, we do not know of any contract or other document that is required to be described in the Registration Statement, the General Disclosure Package or the Prospectus, or to be filed as an exhibit to the Registration Statement, that is not described or filed as required;

(viii)                        the information in the Registration Statement, the General Disclosure Package and the Prospectus under “Description of Share Capital” and “Description of American Depositary Shares” and in the Registration Statement under Item 15, to the extent that it constitutes matters of law, summaries of legal matters or legal conclusions, fairly summarize the matters described therein in all material respects, except that we do not express any opinion in this paragraph with respect to any statements regarding the number of outstanding shares of any class of share capital of the Company;

(ix)                              based upon our review of those state laws of the State of New York and those federal laws of the United States of America which, in our experience and without independent investigation, are normally applicable to transactions of the type contemplated by the Purchase Agreement and the Deposit Agreement, but excluding federal or state securities or blue sky laws (including, without limitation, the 1933 Act, the 1934 Act or the 1940 Act, or antifraud laws or, in each case, any rules or regulations thereunder) or the rules of FINRA (“United States Applicable Laws”), no filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any United States federal or New York State governmental body or agency is necessary or required to be obtained by the Company in connection with the performance by the Company of its obligations under the Purchase Agreement and the Deposit Agreement;

(x)                                 the execution, delivery and performance of the Purchase Agreement and the Deposit Agreement and the consummation of the transactions contemplated in the Purchase Agreement, the Deposit Agreement and in the Registration Statement, the General Disclosure Package and the Prospectus (including the issuance and sale of the ADSs) and compliance by the Company with its obligations under the Purchase Agreement and the Deposit Agreement do not and will not, whether with or without the giving of notice or lapse of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined in Section 1(a)(xi) of the Purchase Agreement) under or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any subsidiary pursuant to any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or any other agreement or instrument filed as an exhibit to the Registration Statement and governed by United States federal or New York State law (except (i) that we do not express any opinion as to any breach of or default under any financial covenant, any provision requiring a mathematical, accounting or financial computation or determination and (ii) for such conflicts, breaches,

A-1-2

defaults or Repayment Events or liens, charges or encumbrances that would not reasonably be expected to have a Material Adverse Effect), nor will such action result in any violation of the provisions of any United States Applicable Laws;

(xi)                              to our knowledge, after inquiry of officers of the Company and based solely on such inquiry, except as described in the Registration Statement, the General Disclosure Package and the Prospectus, there are no contracts, agreements or understandings between the Company and any person granting such person the right (other than rights which have been waived in writing or otherwise satisfied) to require the Company to file a registration statement under the 1933 Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to the Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the 1933 Act;

(xii)                           under the laws of the State of New York relating to the submission to jurisdiction and assuming the validity of such action under English law, the Company, pursuant to Section 10 of the Purchase Agreement and Section 7.6 of the Deposit Agreement has (i) validly and irrevocably submitted to the personal jurisdiction of the federal courts of the United States of America located in the City and County of New York or the courts of the State of New York in each case located in the City and County of New York (collectively, the “Specified Courts”) in any action arising out of or related to the Purchase Agreement or the Deposit Agreement, (ii) to the fullest extent permitted by law, validly and irrevocably waived any objection to the venue of a proceeding in any of the Specified Courts, and (iii) to the fullest extent permitted by law, has validly and irrevocably designated and appointed Adaptimmune LLC as its authorized agent for service of process pursuant to Section 10 of the Purchase Agreement and Section 7.6 of the Deposit Agreement; and service of process effected in the manner set forth in Section 10 of the Purchase Agreement and Section 7.6 of the Deposit Agreement will be effective to confer valid personal jurisdiction over the Company in any such action; and

(xiii)                        the Company is not required, and upon the issuance and sale of the ADSs as contemplated by the Purchase Agreement and the application of the net proceeds therefrom as described in the Registration Statement, the General Disclosure Package and the Prospectus will not be required, to register as an “investment company” under the 1940 Act.

In addition, each of the Registration Statement and the F-6 Registration Statements has been declared effective by the Commission under the 1933 Act and the 1933 Act Regulations; any required filing of the Prospectus pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b) (without reference to Rule 424(b)(8)); any required filing of each Issuer Free Writing Prospectus pursuant to Rule 433 has been made in the manner and within the time period required by Rule 433(d); and, to our knowledge, no stop order suspending the effectiveness of the Registration Statement, the F-6 Registration Statements or any Rule 462(b) Registration Statement has been issued under the 1933 Act or any order preventing or suspending the use of any preliminary prospectus, any Issuer Free Writing Prospectus or the Prospectus has been issued and no proceedings for any such purpose have been instituted or are pending or threatened by the Commission or any other Governmental Entity.

A-1-3

Exhibit A-2

FORM OF OPINION OF COMPANY’S UK COUNSEL
TO BE DELIVERED PURSUANT TO SECTION 5(b)

4.                                      OPINIONS

4.1                               General statements regarding opinions

(a)                                 Basis:  the opinions set out in the remainder of this paragraph 4 are given on the basis of the examination and enquiries referred to in paragraph 2 (Examination and enquiries) and the assumptions made in paragraph 3 (Assumptions) and subject to the qualifications set out in paragraph 5 (Qualifications).

(b)                                 No extension:  this opinion is strictly limited to the matters expressly stated in the remainder of this paragraph 4 and is not to be construed as extending by implication to any other matter.

4.2                               Status

(a)                                 Incorporation:  each of Adaptimmune and the Company is a limited liability company duly incorporated under the laws of England and Wales.

(b)                                 Status:  the relevant Company Search and Good Standing Certificate indicate that each of Adaptimmune and the Company is validly existing and of good standing in England and Wales and do not reveal any order or resolution for its winding up or any notice of the appointment of a receiver, administrative receiver or administrator in respect of it or any of its assets.  The Telephone Search does not reveal that any petition for its winding-up has been presented, that any application for its administration has been made or that any notice of appointment, or of intention to appoint an administrator, has been filed.

(c)                                  Definitions:  for the purpose of this paragraph 4.2:

(i)                                     “duly incorporated” in relation to each of Adaptimmune and the Company means that the requirements of the Companies Acts in force at the date of incorporation of Adaptimmune or the Company (as applicable) in respect of registration and all matters precedent and incidental to it have been complied with by it and that it is authorised to be registered and is duly registered under those Acts; and

(ii)                                  “validly existing and of good standing” in relation to each of Adaptimmune and the Company means Adaptimmune or the Company (as applicable) is subsisting at the date of this opinion and has not been struck off the register kept by the Registrar of Companies, dissolved or ceased to exist by reason of any merger, consolidation or limitation on the duration of its existence.

4.3                               Corporate capacity

(a)                                 The Company has the corporate capacity to enter into and deliver each Document and to exercise its rights and perform its obligations under the Documents and has taken all necessary corporate action to authorise the execution and delivery of, and the exercise of its rights and performance of its obligations under, the Documents.

(b)                                 The objects of the Company are unrestricted and do not restrict the Company’s activities.

4.4                               Due execution

The Company has duly executed each Document.

4.5                               Non-violation and approvals

Based on our review of those laws and regulations which are normally applicable to transactions of the type contemplated by the Documents:

(a)                                 the execution and delivery by the Company of each Document, and the performance by the Company of its obligations under each Document, do not and will not conflict with, result in any breach of or constitute a default under its memorandum or articles of association or regulation having the force of law in England applicable to it; and

(b)                                 no consent, licence, approval, authorisation, declaration, registration, filing or recording from or with any court or governmental or regulatory authority or body in England is required in relation to the execution and delivery of the Documents by the Company or the exercise of the Company’s rights or the performance of its obligations under the Documents (including the issue of the New Shares), or is necessary to ensure the legality, validity, enforceability or admissibility in evidence in England of the Documents, except:

(i)                                     those approvals and other matters contemplated in the Documents; and

(ii)                                  the filings referred to in paragraph 3.10 (Companies House filings), provided that such filings are not required to ensure the legality, validity, enforceability or admissibility in evidence in England of the Documents.

4.6                               Issued share capital

(a)                                 The copy of the extract of the register of members of the Company attached to the Officer’s Certificate indicates that the issued share capital of the Company as at [•] March 2017 comprised [•] ordinary shares of £0.001 each.  The latest return of allotment of shares dated 20 December 2016 and filed with the Registrar of Companies on 8 January 2017 indicates that all shares in issue on 20 December 2016 (i.e. 424,775,092 ordinary shares of £0.001 each) are fully paid such that members have paid all amounts on account of the nominal value and share premium in respect of such shares.

(b)                                 The 424,775,092 ordinary shares of £0.001 each in the issued share capital of the Company conform to the description of the Ordinary Shares under the heading “Description of Share Capital - Key Provisions of Our Articles of Association Shares and Rights Attaching to Them” in the Prospectus.

(c)                                  The liability of each member of the Company (in its capacity as a member) is limited to the amount, if any, unpaid on the shares held by it, and in the event of a winding up of the Company no contribution to the Company’s assets is required from that member (in its capacity as member) exceeding the amount, if any, unpaid on the shares in respect of which that member is liable as a past or present member.  The foregoing is without prejudice to any contribution of the type contemplated pursuant to s74(2)(e) (restrictions on liability of members under policies of insurance, etc.), s74(2)(f) (sums due to members by way of dividends, profits or otherwise) or s76 (payments out of capital in respect of redemption or purchase of shares) Insolvency Act 1986.

4.7                               Authorisation to allot the New Shares

(a)                                 To the extent required under the Companies Act 2006, the directors of the Company have been duly and validly authorised to allot the New Shares and empowered pursuant to s570(1) Companies Act 2006 to allot the New Shares as if s561(1) of that Act did not apply to that allotment.

(b)                                 Upon receipt by the Company of the issue and sale proceeds of the ADSs and the names of the holder(s) of the New Shares being entered in the register of members of the Company in respect of those New Shares, those New Shares will:

(i)                                     be validly allotted, issued and fully paid such that the member(s) will have paid all amounts on account of the nominal value and share premium in respect of such shares; and

(ii)                                  conform to the description of the Ordinary Shares under the heading “Description of Share Capital - Key Provisions of Our Articles of Association Shares and Rights Attaching to Them” in the Prospectus.

(c)                                  The statements made in the Prospectus under the heading “Description of Share Capital - Key Provisions of Our Articles of Association” and in the third paragraph under the heading “Service of Process and Enforcement of Judgments” are accurate statements, it being recognised that such statements are a summary only and not exhaustive.

(d)                                 The directors of the Company have approved the issue of [•] ADSs representing [•] New Shares.

4.8                               Choice of law

The choice of the laws of the State of New York as the governing law of each Document would be recognised and upheld by the English courts as a valid choice of governing law for that Document.

4.9                               Submission to jurisdiction

The submission by the Company in:

(a)                                 the Purchase Agreement to the jurisdiction of the federal courts of the United States of America located in the City and County of New York, Borough of Manhattan or the courts of the State of New York located in the City and County of New York, Borough of Manhattan; and

(b)                                 the Deposit Agreement to the jurisdiction of the federal or state courts in the City of New York,

to settle any disputes arising out of the relevant Document will, to the extent relevant in determining questions of jurisdiction, be recognised by the English courts as a valid submission.

4.10                        Stamp duty

No stamp duty or stamp duty reserve tax is required to be paid in England on the execution and delivery of any Document, or on the issuance of the New Shares, or on the issuance and delivery of the Shares to the Purchaser in accordance with the terms of the Documents, or to ensure the enforceability or admissibility in evidence in England of any Document.

4.11                        Enforcement of foreign judgments

The English courts will enforce by separate action a final and conclusive money judgment entered against the Company by way of enforcement of each Document in a court of competent jurisdiction in the State of New York, provided that the judgment satisfies the conditions set out in paragraph 5.7 (Enforcement of foreign judgments qualification).